Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

HYPERLIQUID STRATEGIES INC

ARTICLE 1
Offices

Section 1.1  Registered Office. The registered office of Hyperliquid Strategies Inc (as such name may be changed in accordance with applicable law, the “Corporation”) in the State of Delaware, and the name of the Corporation’s registered agent at such address, shall be as set forth in the amended and restated certificate of incorporation of the Corporation (as the same may be amended and/or restated from time to time, including by any certificate filed with the Secretary of State of the State of Delaware establishing a series of preferred stock, the “Certificate of Incorporation”).

Section 1.2  Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE 2
Meetings of Stockholders

Section 2.1  All Meetings. All meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairperson of the Board of Directors in the absence of a determination by the Board of Directors). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”) and Section 2.9 below. The Board of Directors may postpone, reschedule or cancel any previously scheduled meeting of stockholders.

Section 2.2  Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

Section 2.3  Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation and may be held either within or without the State of Delaware.

Section 2.4  Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting of the stockholders shall be given which shall state the place, if any, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. Unless otherwise provided by Delaware Law, the Certificate of Incorporation or these Amended and Restated Bylaws (as the same may be further amended and/or restated from time to time, these “Bylaws”), such notice shall be given not less than 20 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. The Board of Directors or the chairperson of the meeting may adjourn the meeting to another time or place, if any, whether or not a quorum is present, and notice need not be given of the adjourned meeting to the fullest extent permitted by applicable law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.1 below, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

(b) Notice of the date, time, place, if any, and purpose of any meeting of the stockholders (to the extent required) may be waived in writing, signed by the person entitled thereto, or by electronic transmission by the person entitled to notice, either before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.5  Quorum. Unless otherwise provided under the Certificate of Incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Board of Directors, the chairperson of the meeting or a majority in voting power of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present in person or represented by proxy. At such adjourned meeting at which a quorum shall be present in person or represented by proxy any business may be transacted that might have been transacted at the meeting as originally notified.

Section 2.6  Voting.

(a) Stockholders of the Corporation shall possess such voting power and such entitlements to vote as are set forth in the Certificate of Incorporation. Shares of the Corporation’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (i) the Corporation, (ii) to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, or (iii) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity. Except as otherwise required by applicable law, by applicable stock exchange rules or by the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. For purposes of this Section 2.5(a), a “majority of the votes cast” means that the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter; abstentions and broker non-votes shall not be counted as “votes cast.” Except for (A) those directors, if any, designated by Rorschach Advisors LLC, a Delaware limited liability company (the “Advisor”), or its assignee (the “Advisor Directors”) and (B) those directors, if any, elected solely and exclusively by the holders of any series of preferred stock of the Corporation as provided for or fixed by or pursuant to the Certificate of Incorporation and then outstanding (collectively, the “Series Directors” and each, a “Series Director”), directors shall be elected by a plurality of the votes cast by the holders of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless said proxy provides for a longer period.

Section 2.7  Organization. The chairperson of each annual and special meeting of stockholders shall be the Chairperson of the Board of Directors or, in the absence (or inability or refusal to act) of the Chairperson of the Board of Directors, the Chief Executive Officer/Chief Investment Officer (the “CEO/CIO”) (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the CEO/CIO or if the CEO/CIO is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other natural person as shall be appointed by the Board of Directors. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary or, in the absence (or inability or refusal to act) of an Assistant Secretary, such other natural person as shall be appointed the chairperson of the meeting.

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Section 2.8  Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairperson of the meeting.

Section 2.9   Nomination of Directors and Proposal of Other Business.

(a) Annual Meetings of Stockholders.

(i) Nominations of natural persons for election to the Board of Directors (other than nominations of natural persons for appointment to the Board of Directors as the Advisor Directors or election to the Board of Directors as Series Directors) (“Nominations” and each, a “Nomination”) or the proposal of other business to be transacted by the stockholders (other than the proposal of other business required by or pursuant to the provisions of the Certificate of Incorporation to be voted on solely and exclusively by the holders of any series (voting separately as a series) of preferred stock of the Corporation) (“Business”) at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, (C) by any one or more stockholders of the Corporation by or pursuant to any agreement by and between or among the Corporation and such one or more stockholders entitling such stockholder or stockholders to nominate one or more natural persons for election to the Board of Directors or (D) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (ii) of this Section 2.9(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.9(a), and, except as otherwise required by applicable law, any failure by such stockholder to comply with these procedures shall result in the nullification of such Nomination or Business. For the avoidance of doubt and subject to Section 2.9(c)(iv), the foregoing clause (D) shall be the exclusive means for a stockholder (other than a stockholder referenced in the foregoing clause (C)) to make nominations or propose other business at an annual meeting of stockholders (other than a proposal of other business included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act (as defined below)).

(ii) For Nominations or Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of paragraph (i) of this Section 2.9(a), (1) the stockholder must have given timely notice thereof in writing to the Secretary and any such Business must constitute a proper matter for stockholder action, (2) the stockholder must have complied in all respects with the requirements of Regulation 14A under the Securities Exchange Act of 1934 (as amended and together with the rules and regulations promulgated thereunder, the “Exchange Act”), including, without limitation, the requirements of Rule 14a-19 (as such rules and regulations may be amended from time to time by the U.S. Securities and Exchange Commission (“SEC”), including any SEC Staff interpretations relating thereto), and (3) the Board of Directors, an executive officer designated thereby or the chairperson of the annual meeting of the stockholders designated by Section 2.7 above shall determine that the stockholder has satisfied the requirements of this Section 2.9, including without limitation the satisfaction of any undertaking delivered under paragraph (iii) of this Section 2.9(a). To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation. In no event shall the adjournment or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder may not provide notice with respect to the nomination of a greater number of director candidates than are subject to election by stockholders at the applicable annual meeting.

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(iii) A stockholder’s notice to the Secretary pursuant to Section 2.9(a)(ii) or Section 2.9(b) shall set forth (A) as to each natural person subject to a Nomination (a “Nominee” and more than one, “Nominees”): (1) all information relating to such Nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such Nominee’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected, (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such Nominee has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”), and (3) the information required under Section 2.9(b), (B) as to any Business, a brief description of the Business proposed to be brought before the meeting, the text of the proposed Business (including the text of any resolutions proposed for consideration and in the event that such proposed Business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such Business and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the Business is proposed and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made or the Business is proposed:

(1) the name and address of such stockholder (as they appear on the Corporation’s books);

(2) each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such stockholder;

(3) a description of any agreement, arrangement, relationship or understanding (whether written or oral) between or among such stockholder and any other person or entity in connection with the proposal of such Nomination or Business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, or any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to the Corporation’s securities;

(5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such Nomination or Business before the meeting;

(6) a representation as to whether such stockholder intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposed Business or to elect each such Nominee, (y) otherwise solicit proxies from stockholders in support of such proposed Business or Nomination and/or (z) solicit holders of shares representing at least 67% of the outstanding securities of the Corporation generally entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act;

(7) a representation as to whether such stockholder has complied with all applicable legal requirements in connection with its acquisition of shares or other securities of the Corporation, and any other information reasonably requested by the Corporation, including with respect to determining whether such stockholder has complied with this Section 2.9(a);

(8) any other information relating to such stockholder or Nominee or proposed Business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such Nominee or proposed Business pursuant to Section 14 of the Exchange Act; and

(9) such other information relating to any proposed Business as the Corporation may reasonably require to determine whether such proposed Business is a proper matter for stockholder action.

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If requested by the Corporation, the information required under Section 2.9(a)(iii) shall be further updated and supplemented by such stockholder, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 days prior to the date of meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, and received by, the Secretary at the principal executive offices of the Corporation not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting) and not later than eight days prior to the date of the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 days prior to the date of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.9(a) shall not limit the Corporation’s rights with respect to any deficiencies under this Section 2.9 or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under this Section 2.9 to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before the meeting of stockholders.

(b) Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting of stockholders in the Corporation’s notice of meeting, then Nominations at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.9(b) and at the time of the special meeting, who shall be entitled to vote at the special meeting and who complies with the procedures set forth in this Section 2.9(b). For Nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.9(b), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice and other requirements of Section 2.9(a)(iii).

(c) General.

(i) To be eligible to be a Nominee, the Nominee must provide to the Secretary in accordance with the applicable time periods prescribed for delivery of notice under Section 2.9(a)(ii) or Section 2.9(b): (1) a completed D&O questionnaire (in the form provided by the Secretary at the request of the nominating stockholder) containing information regarding the Nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such Nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation that, unless previously disclosed to the Corporation, the Nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such Nominee, if elected as a director, will vote on any issue or that could interfere with such Nominee’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law, (3) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to Section 2.9(a)(iii), the Nominee is not and will not become a party to any Third-Party Compensation Arrangement and (4) a written representation that, if elected as a director, such Nominee would be in compliance and will continue to comply with the Corporation’s corporate governance guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any Nominee shall furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such Nominee.

(ii) No natural person shall be eligible to be nominated by a stockholder pursuant to Section 2.9(a)(i)(D) to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 2.9.

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(iii) The Board of Directors, an executive officer designated thereby or the chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a Nomination was not made in accordance with the procedures prescribed by these Bylaws or that Business was not properly brought before the meeting, and if it/he/she should so determine, the Chairperson of the meeting shall so declare to the meeting and the defective Nomination shall be disregarded or Business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Nomination or proposed Business, such Nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a natural person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such natural person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any stockholder (x) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any Nominee and (y) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the Nomination of each such Nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such Nominee may have been received by the Corporation (which proxies and votes shall be disregarded except for the purpose of determining a quorum). If any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than 10 days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(iv) Without limiting the foregoing provisions of this Section 2.9, a stockholder making a Nomination or proposing Business pursuant to Section 2.9(a)(i)(D) shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.8; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to Nominations or proposals of Business to be considered pursuant to this Section 2.9, and compliance with paragraphs (a)(i)(D) and (b) of this Section 2.9 shall be the exclusive means for a stockholder (other than a stockholder referenced in Section 2.9(a)(i)(C) to make Nominations or propose Business (other than as provided in Section 2.9(c)(v)).

(v) Notwithstanding anything to the contrary, the notice requirements set forth in this Section 2.9 with respect to the proposal of any business pursuant to this Section 2.9 other than a nomination shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

Section 2.10  Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other natural persons as the chairperson of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.

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ARTICLE 3
Directors

Section 3.1   General Powers. Except as otherwise provided by Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2   Number; Qualifications. The number of authorized directors of the Corporation shall be determined in accordance with the Certificate of Incorporation. The term of each director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders.

Section 3.3  Quorum; Required Vote. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws.

Section 3.4  Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, if any, either within or without the State of Delaware, and at such date and such time as may be determined from time to time by the Board of Directors or the Chairperson of the Board of Directors in the absence of a determination by the Board of Directors.

Section 3.5  Regular Meetings. Regularly scheduled, periodic meetings of the Board of Directors may be held without notice at such times, dates and places, if any, either within or without the State of Delaware, as shall from time to time be determined by resolution or resolutions of the Board of Directors.

Section 3.6  Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, the CEO/CIO, the President, the Secretary or a majority of the Board of Directors. Notice of special meetings of the Board of Directors shall be given to each director at least 48 hours before the date and time of the meeting in writing or by electronic transmission by mail, courier service or electronic mail to the directors at their addresses appearing on the records of the Corporation. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.7  Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Delaware Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article 3.

Section 3.8  Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of Delaware Law.

Section 3.9  Meetings by Communications Equipment. Members of the Board of Directors, or of any committee thereof, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all natural persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

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Section 3.10  Resignation. Any director may resign from the Board of Directors at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation of any director is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 3.11  Newly Created Directorships and Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall be filled in the manner provided in the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided by the Certificate of Incorporation in the filling of the other vacancies.

Section 3.12  Removal. Directors of the Corporation may be removed from office only in the manner set forth in the Certificate of Incorporation.

Section 3.13  Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4
Officers

Section 4.1  Officers. The officers of the Corporation elected by the Board of Directors shall be a Chairperson of the Board of Directors, a CEO/CIO, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board of Directors from time to time may determine. Officers elected by the Board of Directors, shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 4. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. The CEO/CIO or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board of Directors or, if such officer has been appointed by the CEO/CIO or President, as may be prescribed by the appointing officer.

(a) Chairperson of the Board of Directors. The Chairperson of the Board of Directors shall preside when present at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors shall supervise the activities of the Corporation subject to the ultimate authority of the Board of Directors. The position of Chairperson of the Board of Directors and CEO/CIO may be held by the same person.

(b) CEO/CIO. The CEO/CIO shall be the chief executive officer and the chief investment officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board of Directors, and shall be responsible for the execution of the policies of the Board of Directors with respect to such matters. In the absence (or inability or refusal to act) of the Chairperson of the Board of Directors, the CEO/CIO (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board of Directors. The position of CEO/CIO and President may be held by the same person. The CEO/CIO shall be responsible for and control the Corporation’s working capital and cash expenditures.

(c) President. The President shall make recommendations to the CEO/CIO on all operational matters that would normally be reserved for the final executive responsibility of the CEO/CIO. In the absence (or inability or refusal to act) of the Chairperson of the Board of Directors and CEO/CIO, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board of Directors. The President shall also perform such duties and have such powers as shall be designated by the Board of Directors. The position of President and CEO/CIO may be held by the same person.

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(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board of Directors and (as required) committees of the Board of Directors and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, the Chairperson of the Board of Directors, CEO/CIO or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors, the CEO/CIO or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 4.2. Term of Office; Removal; Vacancies. The officers of the Corporation shall hold office until their successors are duly elected and qualified or until their earlier death, resignation, disqualification or removal from office. Any officer may be removed, with or without cause, at any time by the Board of Directors. Any officer appointed by the CEO/CIO or President may also be removed, with or without cause, by the CEO/CIO or President, as the case may be, unless the Board of Directors otherwise provides. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. Any vacancy occurring in any office appointed by the CEO/CIO or President may be filled by the CEO/CIO, or President, as the case may be, unless the Board of Directors then determines that such office shall thereupon be elected by the Board of Directors, in which case the Board of Directors shall elect such officer.

Section 4.3. Other Officers. The Board of Directors may delegate the power to appoint such other officers and agents and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 4.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

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ARTICLE 5
Capital Stock

Section 5.1. Certificated and Uncertificated Shares. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of capital stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the Chairperson of the Board of Directors, the President and the Secretary, in addition to any other officers of the Corporation authorized by the Board of Directors (by resolution or resolutions thereof) or these Bylaws, is hereby authorized to sign certificates by, or in the name of, the Corporation.

Section 5.2. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of capital stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 5.5. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors or by the CEO/CIO or President.

ARTICLE 6

indemnification

Section 6.1. Right to Indemnification and Advancement of Expenses. The Corporation shall indemnify and advance expenses to “indemnitees” to the extent and in the manner set forth in the Certificate of Incorporation (such indemnitees, the “Indemnitees” and each, an “Indemnitee”).

Section 6.2. Right of Indemnitee to Bring Suit. If a claim for indemnification under the Certificate of Incorporation is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation or a claim for an advancement of expenses under the Certificate of Incorporation is not paid in full by the Corporation within 20 days after a written claim therefor has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the Indemnitee has not met any applicable standard for indemnification set forth in Delaware Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Delaware Law, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 6 or otherwise shall be on the Corporation.

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Section 6.3. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article 6 shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 6.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

Section 6.5. Indemnification of Other Persons. This Article 6 shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by applicable law to indemnify and to advance expenses to natural persons other than the Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other natural person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent permitted by applicable law.

Section 6.6. Amendments. Any repeal, amendment, modification or elimination of this Article 6 by the Board of Directors or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this ARTICLE 6, shall, to the fullest extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification or advancement rights to the Indemnitees on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right, or protection of an Indemnitee existing hereunder in respect of any act or omission occurring prior to such repeal or amendment, modification or adoption of such inconsistent provision.

Section 6.7. Certain Definitions. For purposes of this Article 6, references to “other enterprise” shall include any employee benefit plan, and references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries.

Section 6.8. Contract Rights. The rights provided to Indemnitees pursuant to this Article 6 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

ARTICLE 7
General Provisions

Section 7.1. Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 20 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 7.1(a) at the adjourned meeting.

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(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.2. Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation and Delaware common law, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 7.3.    Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 7.4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 7.5. Powers Respecting Securities of Other Corporations or Entities. The Board of Directors may authorize any person, on behalf of the Corporation, to guarantee, purchase, take, receive, subscribe for or otherwise acquire, own, hold, use or otherwise employ, sell, lease, exchange, transfer or otherwise dispose of; mortgage, lend, pledge or otherwise deal in and with, and exercise all the rights, powers and privileges of ownership, including the right to attend, vote and grant proxies in respect of, bonds and other obligations of, or shares or other securities or interests in, or issued by, any other domestic or foreign corporation, partnership, association or individual, or by any government or agency or instrumentality thereof owned by the Corporation.

Section 7.6. Severability. To the fullest extent permitted by applicable law, if any provision or provisions of these bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of these bylaws shall not in any way be affected or impaired thereby, and (b) the provisions of these bylaws (including, without limitation, each such portion of these bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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